Exhibit 99.1

CONTACT:
Paul Goldberg
Vice President - Investor Relations
(212) 922-1640

DOVER REPORTS FOURTH QUARTER AND FULL YEAR 2014 RESULTS
AND UPDATES 2015 GUIDANCE

•	Reports quarterly revenue of $2.0 billion, an increase of 11% over the prior year

•	Achieves adjusted quarterly diluted earnings per share from continuing operations of $1.01, excluding discrete tax benefits; this result includes $0.17 in restructuring and other costs

•	Plans to divest two businesses, which are now reported as discontinued operations

•
Updates guidance for 2015 full year diluted earnings per share from continuing operations to be in the range of $4.70 to $4.95, a reduction to prior guidance reflecting the combined impact of global energy markets and discontinued operations, net of share repurchase activity

Downers Grove, Illinois, January 27, 2015 — Dover (NYSE: DOV) announced today that for the fourth quarter ended December 31, 2014, revenue was $2.0 billion, an increase of 11% over the prior year. The revenue increase was driven by organic growth of 6% and an increase of 7% from acquisitions, partially offset by a 2% impact from foreign exchange. Earnings from continuing operations were $171.8 million, essentially flat compared to $172.2 million for the prior year period. Diluted earnings per share ("EPS") for the fourth quarter ended December 31, 2014 was $1.03, compared to $1.00 EPS in the prior year period, representing an increase of 3%. EPS from continuing operations for the fourth quarter of 2014 included discrete tax benefits of $0.02, compared to $0.01 EPS in the prior year period. Excluding these items, adjusted EPS from continuing operations for the fourth quarter of 2014 was $1.01, an increase of 2% over an adjusted EPS of $0.99 in the prior year period.

Revenue for the year ended December 31, 2014 was $7.8 billion, an increase of 8% over the prior year, reflecting organic growth of 4% and a 4% increase from acquisitions. Foreign exchange had a negligible impact. Earnings from continuing operations for the year ended December 31, 2014 were $778.1 million, compared to $797.5 million in the prior year period, representing a decrease of 2%. EPS for the year ended December 31, 2014 was $4.61 EPS, essentially flat compared to $4.60 EPS in the prior year. EPS from continuing operations during this period includes discrete tax benefits of $0.07 EPS compared to $0.43 EPS in the prior year, as well as $0.02 of other one-time gains recognized in the prior year. Excluding these items, adjusted EPS from continuing operations for the year ended December 31, 2014 was $4.54, an increase of 10% over an adjusted EPS of $4.14 in the prior year.

Dover also announced today its intention to divest Sargent Aerospace (“Sargent”), a supplier of precision-engineered components and aftermarket services in the aerospace and defense industries, and part of Dover’s Engineered Systems segment. Both Sargent and Datamax O’Neil (“D-O”) are reported as discontinued operations for the fourth quarter and full year 2014 results.

Dover expects to complete the sale of D-O in the first quarter, with the sale of Sargent expected to occur in the second quarter of 2015.

Commenting on the fourth quarter results, Dover's President and Chief Executive Officer, Robert A. Livingston, said, “We finished the year with a very strong fourth quarter, achieving 11% revenue growth and earnings growth that exceeded expectations. We saw robust topline growth at each segment led by Energy and Fluids at 20% and 10%, respectively, and achieved solid volume leverage. In the quarter, we made the decision to divest Sargent and, as previously announced, Datamax O’Neil. While both are excellent companies with strong positions, they serve markets where others have greater scale. We expect after-tax proceeds of the divestitures to be used for share repurchases and growth opportunities."

“As previously announced, we took decisive actions in the quarter to adjust our costs and streamline our businesses, which accounted for the majority of nonrecurring charges of $0.17. Regarding our energy markets, there continues to be significant uncertainty driven by the rapid decline in oil prices. Accordingly, we took additional cost reduction steps in our Energy businesses during the quarter and continue to review further actions, including additional restructuring costs in the first quarter of 2015."

"As a result, we are updating our 2015 guidance to reflect the anticipated combined impact of lower oil prices, discontinued operations, share repurchase activity and FX. We now expect total revenue growth of 1% to -2%, principally reflecting our new Energy revenue estimate of -6% to -9%, a 15 point reduction from our prior forecast. Within our total revenue forecast, organic growth is anticipated to be approximately 1% to -2%, completed acquisitions will provide approximately 2% growth and FX is expected to be a 2% headwind. In total, we now expect full year adjusted EPS to be in the range of $4.70 to $4.95, a $0.35 reduction to our prior guidance.”

Net earnings for the quarter ended December 31, 2014, were $169.3 million, or $1.02 EPS, which included a loss from discontinued operations of $2.5 million, or $0.02 EPS compared to net earnings of $194.0 million, or $1.13 EPS, for the same period of 2013, which included earnings from discontinued operations of $21.7 million, or $0.13 EPS.

Net earnings for the year ended December 31, 2014 were $775.2 million, or $4.59 EPS, compared to net earnings of $1.0 billion, or $5.78 EPS, for the same period of 2013. 2014 results reflected a loss from discontinued operations of $2.9 million, or $0.02 EPS, which included $27.1 million in spin-off costs. 2013 results reflected earnings from discontinued operations of $205.6 million or $1.18 EPS, which included spin-off costs of $30.1 million.

Dover will host a webcast of its fourth quarter 2014 conference call at 10:00 A.M. Eastern Time (9:00 A.M. Central Time) on Tuesday, January 27, 2015. The webcast can be accessed on the Dover website at www.dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover’s fourth quarter results and its operating segments can also be found on the Company’s website.

About Dover:

Dover is a diversified global manufacturer with annual revenues of $8 billion. We deliver innovative equipment and components, specialty systems and support services through four major operating segments: Energy, Engineered Systems, Fluids, and Refrigeration & Food Equipment. Dover combines global scale with operational agility to lead the markets we serve.  Recognized for our entrepreneurial approach for nearly 60 years, our team of 27,000 employees takes an ownership mindset, collaborating with customers to redefine what’s possible.  Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under “DOV.” Additional information is available at www.dovercorporation.com.

Forward-Looking Statements:

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements relate to, among other things, operating and strategic plans, income, earnings, cash flows, changes in operations, industries in which Dover businesses operate, and operating improvements. Forward-looking statements may be indicated by words or phrases such as “anticipates,” “expects,” “believes,” “suggests,” “will,” “plans,” “should,” “would,” “could,” and “forecast”, or the use of the future tense and similar words or phrases. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, oil and natural gas demand, production growth, and prices; changes in exploration and production spending by Dover’s customers and changes in the level of oil and natural gas exploration and development; economic conditions generally and changes in economic conditions globally and in markets served by Dover businesses, including well activity, U.S. industrials activity and the status of economic recovery in Europe; the ability of Dover's businesses to expand into new geographic markets; Dover's ability to identify and successfully consummate value-adding acquisition opportunities or planned divestitures; Dover's ability to achieve expected savings from integration and other cost-control initiatives, such as lean and productivity programs; changes in customer demand or the impact of loss of a significant customer, or loss or non-renewal of significant contracts; the ability of Dover's businesses to develop and launch new products, timing of such launches and risks relating to market acceptance by customers; the relative mix of products and services which impacts margins and operating efficiencies; increased competition and pricing pressures; the impact of loss of a single-source manufacturing facility; short-term capacity constraints; increases in the cost of raw materials; domestic and foreign governmental and public policy changes or developments, including environmental regulations, conflict minerals disclosure requirements, and tax policies; protection and validity of patent and other intellectual property rights; the impact of legal matters and legal compliance risks; the impact of interest rate and currency exchange rate fluctuations; conditions and events affecting domestic and global financial and capital markets; and a downgrade in Dover's credit ratings which, among other matters, could make obtaining financing more difficult and costly. Dover refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as its reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause its actual results to differ materially from its current expectations and from the forward-looking statements contained herein. Dover undertakes no obligation to update any forward-looking statement, except as required by law.

INVESTOR SUPPLEMENT - FOURTH QUARTER AND FULL YEAR 2014

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Revenue	$1,977,947	$1,785,922	$7,752,728	$7,155,096
Cost of goods and services	1,254,079	1,106,213	4,778,479	4,376,505
Gross profit	723,868	679,709	2,974,249	2,778,591
Selling and administrative expenses	460,377	412,487	1,758,765	1,616,921
Operating earnings	263,491	267,222	1,215,484	1,161,670
Interest expense, net	31,332	29,912	127,179	120,654
Other expense (income), net	1,172	(3,500)	(5,902)	(4,970)
Earnings before provision for income taxes and discontinued operations	230,987	240,810	1,094,207	1,045,986
Provision for income taxes	59,152	68,583	316,067	248,459
Earnings from continuing operations	171,835	172,227	778,140	797,527
(Loss) earnings from discontinued operations, net	(2,541)	21,736	(2,905)	205,602
Net earnings	$169,294	$193,963	$775,235	$1,003,129

Basic earnings per common share:
Earnings from continuing operations	$1.04	$1.01	$4.67	$4.66
(Loss) earnings from discontinued operations, net	(0.02)	0.13	(0.02)	1.20
Net earnings	1.03	1.14	4.65	5.86

Weighted average shares outstanding	164,589	170,027	166,692	171,271

Diluted earnings per common share:
Earnings from continuing operations	$1.03	$1.00	$4.61	$4.60
(Loss) earnings from discontinued operations, net	(0.02)	0.13	(0.02)	1.18
Net earnings	1.02	1.13	4.59	5.78

Weighted average shares outstanding	166,467	172,265	168,842	173,547

Dividends paid per common share	$0.40	$0.375	$1.55	$1.45

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2014					2013
	Q1	Q2	Q3	Q4	FY 2014	Q1	Q2	Q3	Q4	FY 2013
REVENUE
Energy	$478,773	$481,016	$507,334	$550,116	$2,017,239	$462,679	$465,906	$467,688	$457,580	$1,853,853

Engineered Systems
Printing & Identification	231,679	252,354	257,282	247,569	988,884	205,828	213,573	220,538	237,936	877,875
Industrials	335,995	361,467	355,019	344,600	1,397,081	317,059	330,423	332,095	320,518	1,300,095
	567,674	613,821	612,301	592,169	2,385,965	522,887	543,996	552,633	558,454	2,177,970

Fluids	345,009	346,275	361,797	377,485	1,430,566	273,638	310,137	309,241	343,822	1,236,838

Refrigeration & Food Equipment	411,493	522,357	528,807	458,532	1,921,189	422,468	517,574	521,322	426,476	1,887,840

Intra-segment eliminations	(379)	(833)	(664)	(355)	(2,231)	(132)	(632)	(231)	(410)	(1,405)
Total consolidated revenue	$1,802,570	$1,962,636	$2,009,575	$1,977,947	$7,752,728	$1,681,540	$1,836,981	$1,850,653	$1,785,922	$7,155,096

NET EARNINGS
Segment Earnings:
Energy	$118,968	$114,991	$122,738	$105,118	$461,815	$118,708	$109,662	$119,086	$112,193	$459,649
Engineered Systems	83,227	101,766	108,800	93,205	386,998	74,162	87,818	98,044	87,473	347,497
Fluids	57,942	63,112	67,559	63,026	251,639	47,601	58,768	63,056	55,098	224,523
Refrigeration & Food Equipment	44,862	84,926	78,012	30,934	238,734	52,110	82,177	86,446	46,574	267,307
Total Segments	304,999	364,795	377,109	292,283	1,339,186	292,581	338,425	366,632	301,338	1,298,976
Corporate expense / other	30,734	29,287	27,815	29,964	117,800	33,885	35,078	32,757	30,616	132,336
Net interest expense	32,655	31,961	31,231	31,332	127,179	30,282	30,230	30,230	29,912	120,654
Earnings from continuing operations before provision for income taxes	241,610	303,547	318,063	230,987	1,094,207	228,414	273,117	303,645	240,810	1,045,986
Provision for income taxes	71,569	92,966	92,380	59,152	316,067	68,147	25,129	86,600	68,583	248,459
Earnings from continuing operations	170,041	210,581	225,683	171,835	778,140	160,267	247,988	217,045	172,227	797,527
(Loss) earnings from discontinued operations, net	(9,903)	3,378	6,161	(2,541)	(2,905)	49,736	82,061	52,069	21,736	205,602
Net earnings	$160,138	$213,959	$231,844	$169,294	$775,235	$210,003	$330,049	$269,114	$193,963	$1,003,129

SEGMENT OPERATING MARGIN
Energy	24.8%	23.9%	24.2%	19.1%	22.9%	25.7%	23.5%	25.5%	24.5%	24.8%
Engineered Systems	14.7%	16.6%	17.8%	15.7%	16.2%	14.2%	16.1%	17.7%	15.7%	16.0%
Fluids	16.8%	18.2%	18.7%	16.7%	17.6%	17.4%	18.9%	20.4%	16.0%	18.2%
Refrigeration & Food Equipment	10.9%	16.3%	14.8%	6.7%	12.4%	12.3%	15.9%	16.6%	10.9%	14.2%
Total Segment	16.9%	18.6%	18.8%	14.8%	17.3%	17.4%	18.4%	19.8%	16.9%	18.2%

DEPRECIATION AND AMORTIZATION EXPENSE
Energy	$25,575	$25,807	$27,145	$33,429	$111,956	$24,448	$24,714	$24,707	$25,206	$99,075
Engineered Systems	15,850	15,982	15,334	14,780	61,946	14,309	14,774	14,950	15,025	59,058
Fluids	16,366	15,308	14,019	15,210	60,903	11,361	11,570	11,790	14,091	48,812
Refrigeration & Food Equipment	17,212	17,451	17,073	16,965	68,701	16,585	16,611	16,962	17,070	67,228
Corporate	870	1,000	910	902	3,682	859	1,028	1,030	943	3,860
	$75,873	$75,548	$74,481	$81,286	$307,188	$67,562	$68,697	$69,439	$72,335	$278,033

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(continued)
(unaudited)(in thousands)

	2014					2013
	Q1	Q2	Q3	Q4	FY 2014	Q1	Q2	Q3	Q4	FY 2013
BOOKINGS
Energy	$478,469	$477,162	$526,134	$534,646	$2,016,411	$515,388	$416,892	$481,021	$440,261	$1,853,562

Engineered Systems
Printing & Identification	250,434	245,445	249,299	248,082	993,260	205,386	221,458	219,316	233,308	879,468
Industrials	370,949	363,773	342,687	374,438	1,451,847	346,539	343,194	300,655	325,840	1,316,228
Eliminations	(18)	(16)	(11)	(11)	(56)	(81)	(129)	(5)	278	63
	621,365	609,202	591,975	622,509	2,445,051	551,844	564,523	519,966	559,426	2,195,759

Fluids	362,943	375,009	350,853	345,553	1,434,358	303,609	298,817	307,729	351,767	1,261,922

Refrigeration & Food Equipment	493,731	542,810	459,099	367,567	1,863,207	482,792	515,270	433,426	450,850	1,882,338

Intra-segment eliminations	(506)	(1,089)	(737)	(644)	(2,976)	(560)	(708)	(417)	735	(950)

Total consolidated bookings	$1,956,002	$2,003,094	$1,927,324	$1,869,631	$7,756,051	$1,853,073	$1,794,794	$1,741,725	$1,803,039	$7,192,631

BACKLOG
Energy	$210,846	$206,415	$232,739	$233,347		$274,733	$218,764	$233,820	$206,790

Engineered Systems
Printing & Identification	131,298	128,912	115,352	110,359		91,020	98,624	99,615	95,597
Industrials	266,517	268,680	254,612	282,598		250,480	261,600	228,605	231,748
	397,815	397,592	369,964	392,957		341,500	360,224	328,220	327,345

Fluids	328,617	348,508	323,424	277,834		222,255	228,212	228,880	310,330

Refrigeration & Food Equipment	431,298	450,065	376,141	282,507		417,246	412,366	324,042	347,004

Intra-segment eliminations	(374)	(211)	(302)	(431)		(596)	(526)	(387)	(592)

Total consolidated backlog	$1,368,202	$1,402,369	$1,301,966	$1,186,214		$1,255,138	$1,219,040	$1,114,575	$1,190,877

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

	2014					2013
	Q1	Q2	Q3	Q4	FY 2014	Q1	Q2	Q3	Q4	FY 2013
Basic earnings (loss) per common share:
Continuing operations	$1.00	$1.26	$1.36	$1.04	$4.67	$0.92	$1.45	$1.27	$1.01	$4.66
Discontinued operations	(0.06)	0.02	0.04	(0.02)	(0.02)	0.29	0.48	0.31	0.13	1.20
Net earnings	0.94	1.29	1.40	1.03	4.65	1.21	1.93	1.58	1.14	5.86

Diluted earnings (loss) per common share:
Continuing operations	$0.99	$1.25	$1.34	$1.03	$4.61	$0.91	$1.43	$1.26	$1.00	$4.60
Discontinued operations	(0.06)	0.02	0.04	(0.02)	(0.02)	0.28	0.47	0.30	0.13	1.18
Net earnings	0.93	1.27	1.38	1.02	4.59	1.20	1.91	1.56	1.13	5.78

Adjusted diluted earnings per common share (calculated below):
Continuing operations	$0.97	$1.25	$1.31	$1.01	$4.54	$0.89	$1.08	$1.20	$0.99	$4.14

Net earnings (loss) and average shares used in calculated earnings (loss) per share amounts are as follows:

Net earnings (loss):
Continuing operations	$170,041	$210,581	$225,683	$171,835	$778,140	$160,267	$247,988	$217,045	$172,227	$797,527
Discontinued operations	(9,903)	3,378	6,161	(2,541)	(2,905)	49,736	82,061	52,069	21,736	205,602
Net earnings	160,138	213,959	231,844	169,294	775,235	210,003	330,049	269,114	193,963	1,003,129

Average shares outstanding:
Basic	169,750	166,474	166,021	164,589	166,692	173,448	171,111	170,544	170,027	171,271
Diluted	172,013	168,857	168,343	166,467	168,842	175,567	173,097	172,734	172,265	173,547

Note:
Earnings from continuing operations are adjusted by discrete tax items and other one-time gains to derive adjusted earnings from continuing operations and adjusted diluted earnings per common share as follows:

	2014					2013
	Q1	Q2	Q3	Q4	FY 2014	Q1	Q2	Q3	Q4	FY 2013
Adjusted earnings from continuing operations:
Earnings from continuing operations	$170,041	$210,581	$225,683	$171,835	$778,140	$160,267	$247,988	$217,045	$172,227	$797,527
Gains (losses) from discrete and other tax items	2,541	(635)	5,524	3,860	11,290	3,893	61,477	7,751	2,338	75,459
Other one-time gains, net of tax (1)	—	—	—	—	—	—	—	2,866	—	2,866
Adjusted earnings from continuing operations	$167,500	$211,216	$220,159	$167,975	$766,850	$156,374	$186,511	$206,428	$169,889	$719,202

Adjusted diluted earnings per common share:
Earnings from continuing operations	$0.99	$1.25	$1.34	$1.03	$4.61	$0.91	$1.43	$1.26	$1.00	$4.60
Gains from discrete and other tax items	0.01	—	0.03	0.02	0.07	0.02	0.36	0.04	0.01	0.43
Other one-time gains, net of tax (1)	—	—	—	—	—	—	—	0.02	—	0.02
Adjusted earnings from continuing operations	$0.97	$1.25	$1.31	$1.01	$4.54	$0.89	$1.08	$1.20	$0.99	$4.14

(1) Reflects a one-time curtailment gain recognized in the third quarter of 2013 in connection with the freeze of the Company's defined benefit pension plans.

* Per share data may not add due to rounding.

DOVER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)(in thousands)

	December 31, 2014	December 31, 2013
Assets:
Cash and cash equivalents	$681,581	$803,882
Receivables, net of allowances	1,186,746	1,076,641
Inventories, net	863,737	715,311
Deferred tax and other current assets	164,758	122,138
Property, plant and equipment, net	837,069	787,849
Goodwill	3,491,557	3,032,991
Intangible assets, net	1,369,520	1,258,911
Other assets	168,246	202,806
Assets of discontinued operations	327,171	2,854,652
Total assets	$9,090,385	$10,855,181

Liabilities and Stockholders' Equity:
Notes payable and current maturities of long-term debt	$777,956	$229,278
Payables and accrued expenses	1,261,398	1,112,863
Deferred taxes and other non-current liabilities	1,046,547	975,823
Long-term debt	2,253,041	2,599,201
Liabilities of discontinued operations	50,718	560,620
Stockholders' equity	3,700,725	5,377,396
Total liabilities and stockholders' equity	$9,090,385	$10,855,181

DOVER CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)(in thousands)

	Years Ended December 31,
	2014	2013
Operating activities:
Net earnings	$775,235	$1,003,129
Loss (earnings) from discontinued operations, net	2,905	(205,602)
Depreciation and amortization	307,188	278,033
Stock-based compensation	31,628	30,480
Contributions to employee benefit plans	(24,232)	(40,258)
Net change in assets and liabilities	(139,908)	(86,170)
Net cash provided by operating activities of continuing operations	952,816	979,612

Investing activities:
Additions to property, plant and equipment	(166,033)	(141,694)
Acquisitions (net of cash and cash equivalents acquired)	(802,254)	(322,838)
Proceeds from the sale of businesses	191,348	76,457
Other	(5,618)	26,398
Net cash used in investing activities of continuing operations	(782,557)	(361,677)

Financing activities:
Cash received from Knowles Corporation, net of cash distributed	359,955	—
Net increase in debt and notes payable	244,934	19,530
Dividends to stockholders	(258,487)	(247,820)
Purchase of common stock	(601,077)	(457,871)
Net proceeds from exercise of share-based awards	(814)	7,619
Net cash used in financing activities of continuing operations	(255,489)	(678,542)

Net cash provided by discontinued operations	3,355	65,764

Effect of exchange rate changes on cash	(40,426)	(1,351)

Net (decrease) increase in cash and cash equivalents	(122,301)	3,806
Cash and cash equivalents at beginning of period	803,882	800,076
Cash and cash equivalents at end of period	$681,581	$803,882

DOVER CORPORATION
ADDITIONAL QUARTERLY INFORMATION
(unaudited)(in thousands, except per share data*)

FREE CASH FLOW

	2014					2013
	Q1	Q2	Q3	Q4	FY 2014	Q1	Q2	Q3	Q4	FY 2013
Cash flow from operating activities	$28,361	$185,013	$292,012	$447,430	$952,816	$58,222	$241,881	$261,659	$417,850	$979,612
Less: Additions to property, plant and equipment	(32,695)	(42,550)	(33,532)	(57,256)	(166,033)	(25,082)	(30,561)	(39,191)	(46,860)	(141,694)
Free cash flow	$(4,334)	$142,463	$258,480	$390,174	$786,783	$33,140	$211,320	$222,468	$370,990	$837,918

Free cash flow as a percentage of earnings from continuing operations	(2.5)%	67.7%	114.5%	227.1%	101.1%	20.7%	85.2%	102.5%	215.4%	105.1%

Free cash flow as a percentage of revenue	(0.2)%	7.3%	12.9%	19.7%	10.1%	2.0%	11.5%	12.0%	20.8%	11.7%

RESULTS OF SARGENT AEROSPACE AND DATAMAX O'NEIL

The following tables present the impact the operating results of Sargent Aerospace ("Sargent") and Datamax O'Neil ("D-O") had on the consolidated results of Dover Corporation. Sargent and D-O have been included in the consolidated financial statements as discontinued operations for all periods presented. See "Discontinued Operations" in this Investor Supplement for a discussion of the results and components of discontinued operations.

	2014					2013
	Q1	Q2	Q3	Q4	FY 2014	Q1	Q2	Q3	Q4	FY 2013
Revenue:
Revenue including Sargent and D-O	$1,884,647	$2,047,738	$2,092,467	$2,056,063	$8,080,915	$1,763,977	$1,932,411	$1,940,211	$1,879,054	$7,515,653
Revenue of Sargent and D-O	82,077	85,102	82,892	78,116	328,187	82,437	95,430	89,558	93,132	360,557
Continuing revenue as reported	$1,802,570	$1,962,636	$2,009,575	$1,977,947	$7,752,728	$1,681,540	$1,836,981	$1,850,653	$1,785,922	$7,155,096

Earnings:
Earnings including Sargent and D-O	$176,324	$217,443	$232,825	$177,837	$804,429	$167,213	$258,058	$226,235	$182,566	$834,072
Earnings attributable to Sargent and D-O	6,283	6,862	7,142	6,002	26,289	6,946	10,070	9,190	10,339	36,545
Earnings from continuing operations as reported	$170,041	$210,581	$225,683	$171,835	$778,140	$160,267	$247,988	$217,045	$172,227	$797,527

Diluted earnings per common share:
Earnings including Sargent and D-O	$1.02	$1.29	$1.38	$1.07	$4.76	$0.95	$1.49	$1.31	$1.06	$4.81
Earnings attributable to Sargent and D-O	0.04	0.04	0.04	0.04	0.16	0.04	0.06	0.05	0.06	0.21
Earnings from continuing operations as reported	$0.99	$1.25	$1.34	$1.03	$4.61	$0.91	$1.43	$1.26	$1.00	$4.60

* Per share data may not add due to rounding.

ADDITIONAL INFORMATION
FOURTH QUARTER AND FULL YEAR 2014

Acquisitions

During the fourth quarter of 2014, the Company completed one acquisition within the Energy segment. For the full year 2014, Dover made a total of seven acquisitions for consideration totaling $802.3 million.

Discontinued Operations

The Company did not dispose of any businesses in the fourth quarter of 2014; however, in the fourth quarter, the Company announced its intent to divest Datamax O'Neil and Sargent Aerospace, two non-core businesses within the Engineered Systems segment. The results of operations and cash flows of these businesses have been reclassified to discontinued operations and the assets and liabilities of these businesses have been segregated within assets and liabilities of discontinued operations for all periods presented herein. For the fourth quarter of 2014, the Company recognized a loss from discontinued operations of $2.5 million, or $0.02 EPS, which includes $6.0 million of earnings, or $0.04 EPS, of the aforementioned businesses.

On a full-year basis, the Company generated a net loss of $2.9 million, or $0.02 EPS. Included in this amount is a $6.9 million loss on sale of DEK International, which was sold in the third quarter of 2014 and a $3.2 million gain to adjust the gain on sale of Everett Charles Technologies, which was sold in the fourth quarter of 2013. Also included in the results of discontinued operations is $26.3 million of earnings, or $0.16 EPS, attributable to the operations of Datamax O'Neil and Sargent Aerospace. Earnings from discontinued operations also include the results of Knowles Corporation, prior to the distribution on February 28, 2014, as well as the related spin-off costs incurred by Dover during the period, which totaled a loss of approximately $21.8 million, or $0.13 EPS.

Restructuring and Other Costs

During the quarter, the Company took actions to adjust our costs and streamline our businesses, resulting in $37.4 million, or $0.16 EPS, of restructuring charges. These charges were incurred at each of our business segments, including $5.8 million in Energy, $3.7 million in Engineered Systems, $2.8 million in Fluids, and $24.9 million in Refrigeration & Food Equipment. The Company expects to record an additional $17 to $20 million in restructuring charges in the first quarter of 2015, with the majority of these charges in the Energy segment. The Company also recorded a $3.6 million, or $0.01 EPS, pension settlement charge in the fourth quarter of 2014.

Tax Rate

The effective tax rate on continuing operations was 25.6% and 28.5% for the fourth quarters of 2014 and 2013, respectively. On a full year basis, the effective tax rates on continuing operations for 2014 and 2013 were 28.9% and 23.8%, respectively. The 2014 and 2013 rates were favorably impacted by discrete and other items, as shown in the reconciliation for quarterly earnings per share included herein. After adjusting for discrete and other items, the fourth quarter effective tax rates were 27.3% and 29.5% for 2014 and 2013, respectively, and the full year rates were 29.9% and 31.0% for 2014 and 2013, respectively. The lower rates for the quarter and full year primarily reflect the tax benefits associated with restructuring charges and lower rates in foreign jurisdictions. The fourth quarter rate was also favorably impacted by the extension of the R&D credit.

Revenue Growth Factors

	2014
	Q1	Q2	Q3	Q4	Full Year
Organic	4%	4%	5%	6%	4%
Acquisitions	3%	3%	4%	7%	4%
Currency translation	—%	—%	—%	(2)%	—%
	7%	7%	9%	11%	8%

Free Cash Flow

The following table is a reconciliation of free cash flow (a non-GAAP measure) from cash flow provided by operating activities:

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Free Cash Flow (dollars in thousands)
Cash flow provided by operating activities	$447,430	$417,850	$952,816	$979,612
Less: Capital expenditures	(57,256)	(46,860)	(166,033)	(141,694)
Free cash flow	$390,174	$370,990	$786,783	$837,918

Free cash flow as a percentage of revenue	19.7%	20.8%	10.1%	11.7%

Free cash flow as a percentage of earnings from continuing operations			101.1%	105.1%

The full year decrease in 2014 free cash flow reflects a higher investment in working capital year over year, higher capital expenditures, and lower earnings from continuing operations.

Share Repurchases

During the year ended December 31, 2014, the Company purchased a total of approximately 7.5 million shares of its common stock in the open market at a total cost of $601.1 million, or $80.50 per share. The Company completed its November 2012 $1.0 billion stock repurchase program in 2014 through the repurchase of 3.6 million shares. The remaining 3.9 million of share repurchases in 2014 were made pursuant to the share repurchase program approved in May 2012. As of December 31, 2014, the approximate number of shares still available for repurchase under the May 2012 share repurchase authorization was 38,041.

Capitalization

The following table provides a summary reconciliation of total debt and net debt to net capitalization to the most directly comparable GAAP measures:

Net Debt to Net Capitalization Ratio (in thousands)	December 31, 2014	December 31, 2013
Current maturities of long-term debt	$299,956	$2,778
Commercial paper	478,000	226,500
Long-term debt	2,253,041	2,599,201
Total debt	3,030,997	2,828,479
Less: Cash and cash equivalents	(681,581)	(803,882)
Net debt	2,349,416	2,024,597
Add: Stockholders' equity	3,700,725	5,377,396
Net capitalization	$6,050,141	$7,401,993
Net debt to net capitalization	38.8%	27.4%

Non-GAAP Information:

These Investor Supplement tables contain non-GAAP measures such as revenue including Sargent Aerospace and Datamax O'Neil and earnings including Sargent Aerospace and Datamax O'Neil, which is used in calculating earnings per share attributable to Sargent Aerospace and Datamax O'Neil. These tables also contain non-GAAP measures of adjusted earnings from continuing operations used in calculating adjusted diluted earnings per common share. Management believes this information is useful to investors to better understand the company’s ongoing profitability and facilitates easier comparisons of the company’s profitability to prior and future periods and to its peers. The company has also disclosed herein a number of non-GAAP measures related to free cash flow and the ratio of net debt to net capitalization. Management believes these metrics are important measures of the company's operating performance and liquidity. Free cash flow information provides both management and investors a measurement of cash generated from operations that is available to fund acquisitions, pay dividends, repay debt and repurchase common stock, while the net debt to net capitalization ratio is helpful in evaluating the company's capital structure and the amount of leverage employed.